                                                                   Exhibit 3(ii)

                                     BYLAWS

                                       OF

                             SOMANETICS CORPORATION,

                             a Michigan corporation

                        BYLAWS OF SOMANETICS CORPORATION,

                             a Michigan corporation

                                TABLE OF CONTENTS

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ARTICLE I -- OFFICES.........................................................................................     1
    1.1      Registered Office...............................................................................     1
    1.2      Other Offices...................................................................................     1

ARTICLE II -- MEETINGS OF SHAREHOLDERS.......................................................................     1
    2.1      Time and Place..................................................................................     1
    2.2      Annual Meetings.................................................................................     1
    2.3      Special Meetings................................................................................     1
    2.4      Notice of Meetings..............................................................................     1
    2.5      List of Shareholders............................................................................     1
    2.6      Quorum; Adjournment.............................................................................     2
    2.7      Voting..........................................................................................     2
    2.8      Proxies.........................................................................................     2
    2.9      Questions Concerning Elections..................................................................     2
    2.10     Conduct of Shareholders' Meetings; Closing of Polls.............................................     3
    2.11     Remote Communication Attendance.................................................................     3
    2.12     Action by Consent...............................................................................     3

ARTICLE III -- DIRECTORS.....................................................................................     4
    3.1      Number and Residence............................................................................     4
    3.2      Classification, Election and Term...............................................................     4
    3.3      Resignation.....................................................................................     4
    3.4      Removal.........................................................................................     4
    3.5      Nominations for Director........................................................................     4
    3.6      Vacancies.......................................................................................     6
    3.7      Place of Meetings...............................................................................     6
    3.8      Annual Meetings.................................................................................     6
    3.9      Regular Meetings................................................................................     6
    3.10     Special Meetings................................................................................     6
    3.11     Quorum..........................................................................................     6
    3.12     Voting..........................................................................................     7
    3.13     Remote Communication Participation..............................................................     7
    3.14     Action by Consent...............................................................................     7
    3.15     Committees......................................................................................     7
    3.16     Compensation....................................................................................     8

                                       (i)

ARTICLE IV -- OFFICERS.......................................................................................     8
    4.1      Officers and Agents.............................................................................     8
    4.2      Compensation....................................................................................     8
    4.3      Term............................................................................................     9
    4.4      Removal.........................................................................................     9
    4.5      Resignation.....................................................................................     9
    4.6      Vacancies.......................................................................................     9
    4.7      Chairperson of the Board........................................................................     9
    4.8      Chief Executive Officer.........................................................................     9
    4.9      President.......................................................................................     9
    4.10     Executive Vice Presidents and Vice Presidents...................................................    10
    4.11     Secretary.......................................................................................    10
    4.12     Treasurer.......................................................................................    10
    4.13     Assistant Vice Presidents, Secretaries and Treasurers...........................................    10
    4.14     Execution of Contracts and Instruments..........................................................    11
    4.15     Voting of Shares and Securities of Other Corporations and Entities..............................    11

ARTICLE V -- NOTICES AND WAIVERS OF NOTICE...................................................................    11
    5.1      Delivery of Notices.............................................................................    11
    5.2      Waiver of Notice................................................................................    11

ARTICLE VI -- SHARE CERTIFICATES AND SHAREHOLDERS OF RECORD..................................................    12
    6.1      Certificates for Shares.........................................................................    12
    6.2      Lost or Destroyed Certificates..................................................................    12
    6.3      Transfer of Shares..............................................................................    12
    6.4      Record Date.....................................................................................    13
    6.5      Registered Shareholders.........................................................................    13

ARTICLE VII -- INDEMNIFICATION...............................................................................    14

ARTICLE VIII -- GENERAL PROVISIONS...........................................................................    14
    8.1      Checks and Funds................................................................................    14
    8.2      Fiscal Year.....................................................................................    14
    8.3      Corporate Seal..................................................................................    14
    8.4      Books and Records...............................................................................    14
    8.5      Financial Statements............................................................................    15

ARTICLE IX -- AMENDMENTS.....................................................................................    15

ARTICLE X -- CONTROL SHARE ACQUISITIONS.......................................................................   15
    10.1     Power to Redeem if no Acquiring Person Statement is Filed.......................................    15
    10.2     Power to Redeem After Shareholder Vote..........................................................    15
    10.3     Procedure for Redemption........................................................................    15
    10.4     Interpretation of ARTICLE X.....................................................................    16

ARTICLE XI -- SCOPE OF BYLAWS................................................................................    16

                                      (ii)

                             SOMANETICS CORPORATION

                              ARTICLE I -- OFFICES

         1.1 Registered Office. The registered office of the Corporation shall be located at such place in Michigan as the Board of Directors from time to time determines.

         1.2 Other Offices. The Corporation may also have offices or branches at such other places as the Board of Directors from time to time determines or the business of the Corporation requires.

                     ARTICLE II -- MEETINGS OF SHAREHOLDERS

         2.1 Time and Place. All meetings of the shareholders shall be held at such place, if any, and time as the Board of Directors determines.

         2.2 Annual Meetings. An annual meeting of shareholders shall be held on a date, not later than 180 days after the end of the immediately preceding fiscal year, to be determined by the Board of Directors. At the annual meeting, the shareholders shall elect directors and transact such other business as is properly brought before the meeting and described in the notice of meeting. If the annual meeting is not held on its designated date, the Board of Directors shall cause it to be held as soon thereafter as convenient.

         2.3 Special Meetings. Special meetings of the shareholders, for any purpose, (a) may be called by the Corporation's chief executive officer or the Board of Directors, and (b) shall be called by the President or Secretary upon written request (stating the purpose for which the meeting is to be called) of the holders of a majority of all the shares entitled to vote at the meeting.

         2.4 Notice of Meetings. Written notice or notice by electronic transmission of each shareholders' meeting, stating the place, if any, date and time of the meeting and the purposes for which the meeting is called, shall be given (in the manner described in Section 5.1 below) not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting. If a shareholder or proxy holder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be included in the notice. Notice of adjourned meetings is governed by Section 2.6 below.

         2.5 List of Shareholders. The officer or agent who has charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjourned shareholders' meeting. The list shall be arranged alphabetically within each class and series and shall show the address of, and the number of shares held by, each shareholder. The list shall be produced at the time and place, if any, of the meeting and may be inspected by any shareholder during the entire meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.

         2.6 Quorum; Adjournment. At all shareholders' meetings, the shareholders present in person or represented by proxy who, as of the record date for the meeting, were holders of shares entitled to cast a majority of the votes at the meeting, shall constitute a quorum. Once a quorum is present at a meeting, all shareholders present in person or represented by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Regardless of whether a quorum is present, a shareholders' meeting may be adjourned to another time and place, if any, by a vote of the shares present in person or by proxy without notice if the time, and place, if any, to which the meeting is adjourned are announced at the meeting at which adjournment is taken; provided, that (a) at the adjourned meeting, only business that might have been transacted at the original meeting may be transacted if a notice of the adjourned meeting is not given, (b) if the adjournment is for more than 60 days or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting must be given to each shareholder of record on the record date entitled to vote at the meeting, and (c) a shareholder or proxy holder may be present and vote at the adjourned meeting by a means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

         2.7 Voting. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder and on each matter submitted to a vote. A vote may be cast orally, in writing or by electronic transmission. When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on such action. Directors shall be elected by a plurality of the votes cast at any election.

         2.8 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy. Each proxy shall be in writing and signed by the shareholder or the shareholder's authorized agent or representative or shall be in another form permitted by the Michigan Business Corporation Act. A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy.

         2.9 Questions Concerning Elections. The Board of Directors may, in advance of the meeting, or the presiding officer may, at the meeting, appoint one or more inspectors to act at a shareholders' meeting or any adjournment thereof. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

         2.10 Conduct of Shareholders' Meetings; Closing of Polls. The Chairperson of the Board, or if there is none, the President, shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for, and the conduct of, the meeting shall be fair to shareholders. The Chairperson of the Board, or if there is none, the President, shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall close upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes nor any revocations or changes to ballots, proxies, or votes may be accepted.

         2.11 Remote Communication Attendance. A shareholder may participate in a shareholders' meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if the Board of Directors determines to permit such participation and (a) the means of remote communication allowed are included in the notice of the meeting, or (b) if notice is waived or not required. All participants shall be advised of the means of remote communication and the names of the participants in the meeting shall be divulged to all participants. Participation in a meeting pursuant to this Section 2.10 constitutes presence in person at such meeting. The Board of Directors may hold a meeting of shareholders conducted solely by means of remote communication. Subject to any guidelines and procedures adopted by the Board of Directors, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication and are considered present in person and may vote at the meeting if all of the following are met: (a) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (b) the Corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings,
(c) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation, and (d) the Board of Directors determines to permit such participation and (1) the means of remote communication allowed are included in the notice of the meeting, or (2) notice is waived or not required.

         2.12 Action by Consent. To the extent permitted by the Articles of Incorporation or applicable law, any action required or permitted to be taken at any shareholders' meeting may be taken without a meeting, prior notice and a vote, by consent of shareholders in writing or by electronic transmission.

                            ARTICLE III -- DIRECTORS

         3.1 Number and Residence. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen members. The number of directors shall be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the directors then in office. Directors need not be Michigan residents or shareholders of the Corporation. One of the directors may be designated by the Board of Directors as the Chairperson of the board, and if so designated, such director shall have the duties described in
Section 4.7.

         3.2 Classification, Election and Term. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1992 Annual Meeting of Shareholders, Class I directors were elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Except as provided in Section 3.6 below, directors shall be elected at the annual shareholders' meeting. A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor is elected and qualified or until his or her death, resignation, or removal.

         If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly-created directorships are filled by the Board, the additional directors shall be classified as provided by the Board.

         3.3 Resignation. A director may resign by notice in writing or by electronic transmission to the Corporation. A director's resignation is effective upon its receipt by the Corporation or a later time set forth in the notice of resignation.

         3.4 Removal. One or more directors may be removed, only for cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

         3.5 Nominations for Director. Except as provided in Section 3.6, only persons who are nominated in accordance with the procedures set forth in this Section 3.5 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or one of its committees or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.5 and who is a shareholder of record on the date of the notice described below and on the record date for the meeting.

         Such nominations, other than those made by or at the direction of the Board of Directors or one of its committees, shall be made only after timely notice in writing to the Secretary of the

Corporation of such shareholder's intent to make such nominations at the meeting. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation at least 120 days before the anniversary of the mailing of the Corporation's proxy statement relating to the previous annual meeting of shareholders, unless there was no proxy statement delivered to shareholders with respect to the preceding year's annual meeting, there was no annual meeting in the preceding year, or the date of the annual meeting is more than 30 days before or after the anniversary of the date of the previous annual meeting of shareholders, in which case the deadline shall be 150 days before the annual meeting or, if later, 10 days after public announcement of the annual meeting date.

         Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director,
(1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation beneficially owned by such person, (4) information with respect to such person's independence, as defined under the National Association of Securities Dealers listing standards for independent directors in general and with respect to Audit Committee members, (5) information with respect to other boards on which such person serves, (6) information with respect to direct or indirect transactions, relationships, arrangements and understandings between the candidate and the Corporation and between the candidate and the shareholder giving the notice, and (7) any other information relating to such person or such shareholder that the Corporation would be required to disclose in its proxy statement if the Corporation were to solicit proxies for election of such person as one of the Corporation's directors or that is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder who intends to make the nomination (1) the name and address, as they appear on the Corporation's stock transfer records, of such shareholder, (2) the class and number of shares of the Corporation beneficially owned by such shareholder and entitled to vote at the meeting and the period during which they have been held,
(3) a representation that the shareholder is a shareholder of record and intends to appear in person at the meeting to nominate the person specified in the notice, and (4) whether the shareholder intends, or is part of a group that intends, to solicit proxies from other shareholders in support of such nomination.

         At the request of the Board of Directors or one of its committees any person nominated by the Board of Directors or one of its committees for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nominations shall be disregarded.

         3.6 Vacancies. Vacancies, including vacancies resulting from an increase in the number of directors, may be filled (1) by the Board of Directors, (2) by the affirmative vote of a majority of all the directors remaining in office, if the directors remaining in office constitute fewer than a quorum, or (3) by the shareholders. Each director so chosen shall hold office until the next annual election of the class for which the director shall have been chosen and until his or her successor is elected and qualified, or until his or her death, resignation or removal.

         3.7 Place of Meetings. The Board of Directors may hold meetings at any location. The location of annual and regular Board of Directors' meetings shall be determined by the Board and the location of special meetings shall be determined by the person calling the meeting.

         3.8 Annual Meetings. Each newly elected Board of Directors may meet promptly after the annual shareholders' meeting for the purposes of electing officers and transacting such other business as may properly come before the meeting. No notice of the annual directors' meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum is present.

         3.9 Regular Meetings. Regular meetings of the Board of Directors or Board committees may be held without notice at such places and times as the Board or committee determines at least 30 days before the date of the meeting.

         3.10 Special Meetings. Special meetings of the Board of Directors may be called by the chief executive officer, and shall be called by the President or Secretary upon the request of two directors in writing or by electronic transmission, on two days notice to each director or committee member by mail or 24 hours notice by any other means provided in Section 5.1. The notice must specify the place, if any, date and time of the special meeting, but need not specify the business to be transacted at, nor the purpose of, the meeting. Special meetings of Board committees may be called by the Chairperson of the committee or a majority of committee members pursuant to this Section 3.10.

         3.11 Quorum. At all meetings of the Board or a Board committee, a majority of the directors then in office, or of members of such committee, constitutes a quorum for transaction of business, unless a higher number is otherwise required by the Articles of Incorporation, these Bylaws or the Board resolution establishing such Board committee. If a quorum is not present at any Board or Board committee meeting, a majority of the directors present at the meeting may adjourn the meeting to another time and place without notice other than announcement at the meeting. Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting, provided a quorum is present.

         3.12 Voting. The vote of a majority of the members present at any Board or Board committee meeting at which a quorum is present constitutes the action of the Board of Directors or of the Board committee, unless a higher vote is otherwise required by the Michigan Business Corporation Act, the Articles of Incorporation, these Bylaws, or the Board resolution establishing the Board committee.

         3.13 Remote Communication Participation. Members of the Board of Directors or any Board committee may participate in a Board or Board committee meeting by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section 3.13 constitutes presence in person at the meeting.

         3.14 Action by Consent. Any action required or permitted to be taken under authorization voted at a Board or Board committee meeting may be taken without a meeting if, before or after the action, all members of the Board then in office or of the Board committee consent to the action in writing or by electronic transmission. Such consents shall be filed with the minutes of the proceedings of the Board or committee and shall have the same effect as a vote of the Board or committee for all purposes.

         3.15 Committees. The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each consisting of one or more directors. The Board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a committee meeting. In the absence or disqualification of a member of a committee, the committee members present and not disqualified from voting, regardless of whether they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. Any committee, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board of Directors in management of the business and affairs of the Corporation, except a committee does not have power or authority to:

                  (a) Amend the Articles of Incorporation, except that a committee may prescribe the relative rights and preferences of the shares of a series pursuant to Section 302(3) of the Michigan Business Corporation Act.

                  (b) Adopt an agreement of merger or share exchange.

                  (c) Recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets.

                  (d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

                  (e) Amend the Bylaws of the Corporation.

                  (f) Fill vacancies in the Board.

                  (g) Unless the resolution designating the committee or a later Board of Director's resolution expressly so provides, declare a distribution or dividend or authorize the issuance of shares.

Each committee and its members shall serve at the pleasure of the Board, which may at any time change the members and powers of, or discharge, the committee. Each committee shall keep regular minutes of its meetings and report them to the Board of Directors when required.

         3.16 Compensation. The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, officers or members of a Board committee. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

                             ARTICLE IV -- OFFICERS

         4.1 Officers and Agents. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer, and may also elect and designate as officers a Chairperson of the Board, a Vice Chairperson of the Board and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may also from time to time appoint, or delegate authority to the Corporation's chief executive officer to appoint, such other officers and agents as it deems advisable. The Chairperson of the Board and Vice Chairperson of the Board, if such offices are filled, may be officers of the Corporation or may be directors who are not officers of the Corporation, as designated by the Board of Directors. In the absence of such designation, the Chairperson of the Board and Vice Chairperson of the Board, if such offices are filled, shall be directors who are not officers of the Corporation. Any number of offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers. An officer has such authority and shall perform such duties in the management of the Corporation as provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws, and as generally pertain to their offices, subject to the control of the Board of Directors.

         4.2 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

         4.3 Term. Each officer of the Corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her death, resignation or removal. The election or appointment of an officer does not, by itself, create contract rights.

         4.4 Removal. An officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any.

         4.5 Resignation. An officer may resign by notice in writing or by electronic transmission to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

         4.6 Vacancies. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         4.7 Chairperson of the Board. The Chairperson of the Board, if such office is filled, shall be a director and shall preside at all shareholders' and Board of Directors' meetings.

         4.8 Chief Executive Officer. The Chairperson of the Board, if any, or the President, as designated by the Board, shall be the chief executive officer of the Corporation and shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. If no designation of chief executive officer is made, or if there is no Chairperson of the Board, the President shall be the chief executive officer. The chief executive officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

         4.9 President. If the office of Chairperson of the Board is not filled, the President shall perform the duties and execute the authority of the Chairperson of the Board. If the Chairperson of the Board is designated by the Board as the Corporation's chief executive officer, the President shall be the chief operating officer of the Corporation, shall assist the Chairperson of the Board in the supervision and management of the business and affairs of the Corporation and, in the absence of the Chairperson of the Board, shall preside at all shareholders' and Board of Directors' meetings. The President may delegate to the officers other than the Chairperson of the Board, if any, such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

         4.10 Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Corporation's chief executive officer and President, unless otherwise determined by the Board of Directors or the chief executive officer. The Board of Directors may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. In the absence or disability of the President, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.

         4.11 Secretary. The Secretary shall act under the direction of the Corporation's chief executive officer and President. The Secretary shall attend all shareholders' and Board of Directors' meetings, record minutes of the proceedings and maintain the minutes and all documents evidencing corporate action taken by consent of the shareholders and Board of Directors in the Corporation's minute books. The Secretary shall perform these duties for Board committees when required. The Secretary shall see to it that all notices of shareholders' meetings and special Board of Directors' meetings are duly given in accordance with applicable law, the Articles of Incorporation and these Bylaws. The Secretary shall have custody of the Corporation's seal and, when authorized by the Corporation's chief executive officer, President or the Board of Directors, shall affix the seal to any instrument requiring it and attest such instrument.

         4.12 Treasurer. The Treasurer shall act under the direction of the Corporation's chief executive officer and President. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation's assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Corporation's chief executive officer, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Corporation's chief executive officer, the President and the Board of Directors (at its regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board prescribes.

         4.13 Assistant Vice Presidents, Secretaries and Treasurers. The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall act under the direction of the Corporation's chief executive officer, the President and the officer they assist. In the order of their seniority, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer.

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         4.14     Execution of Contracts and Instruments. The Board of Directors
may designate an officer or agent with authority to execute any contract or other instrument on the Corporation's behalf; the Board may also ratify or confirm any such execution. If the Board authorizes, ratifies or confirms the execution of a contract or instrument without specifying the authorized executing officer or agent, the Corporation's chief executive officer, the President, any Executive Vice President or Vice President or the Treasurer may execute the contract or instrument in the name and on behalf of the Corporation and may affix the corporate seal to such document or instrument.

         4.15 Voting of Shares and Securities of Other Corporations and Entities. Unless the Board of Directors otherwise directs, the Corporation's chief executive officer shall be entitled to vote or designate a proxy to vote all shares and other securities which the Corporation owns in any other corporation or entity.

                   ARTICLE V -- NOTICES AND WAIVERS OF NOTICE

         5.1 Delivery of Notices. All notices to shareholders, directors and Board committee members shall be given (a) personally, (b) by mail (registered, certified or other first class mail, except where otherwise provided in the Michigan Business Corporation Act, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the Michigan Business Corporation Act. In addition to any other form of notice to a shareholder permitted by the Articles of Incorporation, these Bylaws, or the Michigan Business Corporation Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. Notices to directors or Board committee members may also be delivered at his or her office on the Corporation's premises, if any, or by express carrier, addressed to the address referred to in the first sentence of this Section. When a notice is required or permitted by the Michigan Business Corporation Act or these Bylaws to be given in writing, electronic transmission is written notice. Notices given pursuant to this
Section 5.1 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service; provided that when a notice or communication is permitted by the Michigan Business Corporation Act or these Bylaws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. Notices given by express carrier shall be deemed "dispatched" on the day and at the time the express carrier guarantees delivery of the notice. The Corporation shall have no duty to change the written or electronic address of any director, Board committee member or shareholder unless the Secretary receives notice in writing or by electronic transmission of such address change.

         5.2 Waiver of Notice. Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submits a signed waiver or a waiver by electronic transmission of the requirements, or if such requirements are waived in such other manner permitted by applicable

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law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of the meeting. A shareholder's attendance at a meeting (in person or by proxy) will result in both of the following:

                  (a) Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

                  (b) Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

A director's attendance at or participation in any Board or Board committee meeting waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

          ARTICLE VI -- SHARE CERTIFICATES AND SHAREHOLDERS OF RECORD

         6.1 Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the Chairperson of the Board, Vice Chairperson of the Board, President or a Vice President. The certificates also may be signed by another officer of the Corporation. The officers' signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer at the date of issue.

         6.2 Lost or Destroyed Certificates. The Board of Directors may direct or authorize an officer to direct that a new certificate for shares be issued in place of any certificate alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors or officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner (or the owner's legal representative) of such lost or destroyed certificate to give the Corporation an affidavit claiming that the certificate is lost or destroyed or a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to such old or new certificate.

         6.3 Transfer of Shares. Shares of the Corporation are transferable only on the Corporation's stock transfer books upon surrender to the Corporation or its transfer agent of a certificate for the shares, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation requires.

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

         6.4 Record Date. The Board of Directors may fix, in advance, a date as the record date for determining shareholders for any purpose, including determining shareholders entitled to (a) notice of, and to vote at, any shareholders' meeting or any adjournment of such meeting; (b) express consent to, or dissent from, a proposal without a meeting; or (c) receive payment of a share dividend or distribution or allotment of a right. The record date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 10 days after the Board resolution fixing a record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, nor more than 60 days before any other action.

         If a record date is not fixed:

                  (a) the record date for determining the shareholders entitled to notice of, or to vote at, a shareholders' meeting shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if no notice is given, the close of business on the day next preceding the day on which the meeting is held; and

                  (b) if prior action by the Board of Directors is not required with respect to the corporate action to be taken without a meeting, the record date for determining shareholders entitled to express consent to, or dissent from, a proposal without a meeting, shall be the first date on which a signed written consent is properly delivered to the Corporation; and

                  (c) the record date for determining shareholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating to the action is adopted.

A determination of shareholders of record entitled to notice of, or to vote at, a shareholders' meeting shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

         Only shareholders of record on the record date shall be entitled to notice of, or to participate in, the action to which the record date relates, notwithstanding any transfer of shares on the Corporation's books after the record date. This Section 6.4 shall not affect the rights of a shareholder and the shareholder's transferor or transferee as between themselves.

         6.5 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person's equitable or other claim to interest in such share, regardless of whether it has actual or constructive notice of such claim or interest.

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                         ARTICLE VII -- INDEMNIFICATION

         The Corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, (a) indemnify any person, and his or her heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Covered Matters"); and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.

                       ARTICLE VIII -- GENERAL PROVISIONS

         8.1 Checks and Funds. All checks, drafts or demands for money and notes of the Corporation must be signed by such officer or officers or such other person or persons as the Board of Directors from time to time designates. All funds of the Corporation not otherwise employed shall be deposited or used as the Board of Directors from time to time designates.

         8.2 Fiscal Year. The fiscal year of the Corporation shall end on such date as the Board of Directors from time to time determines.

         8.3 Corporate Seal. The Board of Directors may adopt a corporate seal for the Corporation. The corporate seal, if adopted, shall be circular and contain the name of the Corporation and the words "Corporate Seal Michigan". The seal may be used by causing it or a facsimile of it to be impressed, affixed, reproduced or otherwise.

         8.4 Books and Records. The Corporation shall keep within or outside of Michigan books and records of account and minutes of the proceedings of its shareholders, Board of Directors and Board committees, if any. The Corporation shall keep at its registered office or at the office of its transfer agent within or outside of Michigan records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became recordholders of shares. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

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

         8.5 Financial Statements. The Corporation at least once in each year shall cause a financial report of the Corporation for the preceding fiscal year to be made and distributed to its shareholders within four months after the end of the fiscal year. The report shall include the Corporation's statement of income, its year-end balance sheet, its statement of source and application of funds if prepared by the Corporation, and any other information as may be required by the Michigan Business Corporation Act. The report may be distributed electronically, either by electronic transmission of the report or by making the report available for electronic transmission. If the report is distributed electronically, the Corporation shall provide the report in written form to a shareholder on request.

                            ARTICLE IX -- AMENDMENTS

         These Bylaws may be amended or repealed, or new Bylaws may be adopted, by action of either the shareholders or a majority of the Board of Directors then in office. The Articles of Incorporation or these Bylaws may from time to time specify particular provisions of the Bylaws which may not be altered or repealed by the Board of Directors.

                     ARTICLE X - CONTROL SHARE ACQUISITIONS

         10.1 Power to Redeem if no Acquiring Person Statement is Filed. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, may, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be redeemed by the Corporation at the fair value of the shares.

         10.2 Power to Redeem After Shareholder Vote. After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the Corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders pursuant to Section 798 of the Michigan Business Corporation Act.

         10.3 Procedure for Redemption. A redemption of shares by the Corporation pursuant to Sections 10.1 or 10.2 shall be made upon election to redeem by the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven days after the election is made. The determination of the Board of Directors as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within 30 days after the election to redeem is made at a date and place selected by the Board of Directors. The Board of Directors may adopt additional procedures to accomplish a redemption.

         10.4 Interpretation of ARTICLE X. This ARTICLE X is adopted pursuant to Section 799 of the Michigan Business Corporation Act, and the terms used in this ARTICLE X shall have the meanings of the terms in Section 799.

                         ARTICLE XI -- SCOPE OF BYLAWS

         These Bylaws govern the regulation and management of the affairs of the Corporation to the extent that they are consistent with applicable law and the Articles of Incorporation; to the extent they are not consistent, applicable law and the Articles of Incorporation shall govern.

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